Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27359) of Texas Gas Transmission Corporation and in the related Prospectus of our report dated February 19, 2001, with respect to the consolidated financial statements of Texas Gas Transmission Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                     /s/  Ernst & Young LLP


Tulsa, Oklahoma
March 9, 2001